UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 1, 2020

Microsoft Corporation

Washington	001-37845	91-1144442
(State of Incorporation)	(Commission File Number)	(I.R.S. ID)

One Microsoft Way, Redmond, Washington	98052-6399

(425) 882-8080

www.microsoft.com/investor

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, $0.00000625 par value per share	MSFT	NASDAQ
2.125% Notes due 2021	MSFT	NASDAQ
3.125% Notes due 2028	MSFT	NASDAQ
2.625% Notes due 2033	MSFT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2020 the Company announced that Frank H. Brod, Corporate Vice President, Finance and Administration and Chief Accounting Officer, is retiring from his position. Mr. Brod will step down from his role as Chief Accounting Officer (the Company’s principal accounting officer) on July 31, 2020, but will remain with the Company through September 30, 2020 to assist in transition of the Company’s new Chief Accounting Officer.

On July 1, 2020 the Company also announced that Alice L. Jolla, age 54, will become Corporate Vice President and Chief Accounting Officer effective July 31, 2020.

Ms. Jolla has served as Corporate Controller for Microsoft since 2014, leading the corporate accounting function for the Company. Ms. Jolla also served as Senior Director, Financial Planning and Analysis, from 2012 to 2014, and as Senior Director, Corporate Accounting from 2008 to 2012.

Prior to joining the Company, Ms. Jolla was a Financial Accounting Standards Board (FASB) Industry Fellow from 2005 to 2007, and prior to that held various accounting and finance-related positions at Dow Chemical and Union Carbide.

In connection with her appointment as Chief Accounting Officer, Ms. Jolla will receive a stock award of $1.5 million under the Microsoft Corporation 2017 Stock Plan, which will vest 6.25% every quarter, provided Ms. Jolla remains continuously employed. The number of shares to be issued under the stock award will be determined by dividing the dollar value of the stock award by the closing price of Microsoft common stock on the grant date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSOFT CORPORATION
(Registrant)

Date: July 1, 2020	/s/ Frank H. Brod
Frank H. Brod
Corporate Vice President, Finance and Administration; Chief Accounting Officer